FORM 8-K--CURRENT REPORT




                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported). April 21, 2000.
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                                   NFYIX, INC.
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             (Exact name of registrant as specified in its charter)

             New York                 0-21324                    06-1344888
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   (State or other jurisdiction     (Commission                 (IRS Employer
   of incorporation)                File Number)             Identification No.)

                      333 Ludlow Street, Stamford, CT 06902
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 425-8000


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 4. Changes in Registrant's Certifying Accountant.

         The Audit Committee of the Company's Board of Directors approved a change in the Company's independent accountants for the fiscal year ended December 31, 2000, from Arthur Andersen LLP ("Arthur Andersen") to Deloitte & Touche LLP ("Deloitte & Touche"). Arthur Andersen was dismissed on April 21, 2000 and Deloitte & Touche was engaged on April 27, 2000. The report of Arthur Andersen for teach of the three years in the period ended December 31, 1999 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During each of the three years ended December 31, 1999, there were no disagreements between the Company and Arthur Andersen on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a) (1) (v) of Item 304 of Regulation S-K has occurred within the Company for each of the three years ended December 31, 1999.

         The Company has provided Arthur Anderson with a copy of the disclosures contained herein.

         The Company did not consult with Deloitte & Touche during each of the three years in the period ended December 31, 1999 on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

Item 7. Financial Statements and Exhibits.

(c)      Exhibit 16

         Letter from Arthur Anderson, dated April 24, 2000, regarding change in Certifying Accountant .



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NYFIX, INC.



Dated: May 8, 2000                      By:  /s/ Peter K. Hansen
                                             -----------------------------------
                                             Name:  Peter Hansen
                                             Title: Chairman of the Board and
                                                    President


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